                            STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of August 7, 2001, among Advance Holding Corporation, a Virginia corporation ("Holding"), Advance Stores Company, Incorporated, a Virginia corporation and wholly-owned subsidiary of the Holding ("ASCI"), Fontaine Industries Limited Partnership (the "Stockholder"), the Peter
J. Fontaine Revocable Trust (the "Fontaine Trust") and Peter J. Fontaine in his individual capacity ("Fontaine").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, immediately prior to the execution of this Agreement, Holding, ASCI, Advance Auto Parts, Inc., a Delaware corporation ("New Holding"), AAP Acquisition Corporation, a Florida corporation ("Merger Sub") and Discount Auto Parts, Inc., a Florida corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

     WHEREAS, prior to the execution of the Merger Agreement, the Board of Directors of the Company has taken all actions necessary such that no "fair price", "business combination", "control share acquisition" or similar statute will be applicable to the transactions contemplated by this Agreement or the Merger Agreement;

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Holding and ASCI have required that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement; and

     WHEREAS, as of the date hereof, the Fontaine Trust is the sole general partner of the Stockholder, and the Fontaine Trust and Fontaine own all of the limited partnership interests in the Stockholder.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.  Certain Definitions.  Capitalized terms used and not defined herein
         -------------------
have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

         (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially

Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of
Section 13(d) of the Exchange Act.

         (b) "Business Day" means any day on which banking institutions in New York, New York and Lakeland, Florida are open for business.

         (c) "Company Common Stock" shall mean at any time the common stock, $.01 par value, of the Company.

         (d) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

     2.  Grant of Stock Option.  In order to induce Holding and ASCI to enter
         ---------------------
into the Merger Agreement, the Stockholder hereby grants to ASCI an irrevocable option (a "Stock Option") to purchase all (but not less than all) of the 4,021,509, fully paid and nonassessable shares of Company Common Stock owned by the Stockholder (the "Option Shares") at a purchase price per share equal to the sum of (i) $15.00 (the "Base Amount") and (ii) 25% of the Excess Amount (the "Shared Excess Amount") (collectively, the "Purchase Price"). For these purposes, the "Excess Amount" shall equal the amount, if any, by which the fair market value of the per share consideration paid under an Acquisition Proposal exceeds the Base Amount. The number of shares of Company Common Stock that may be received upon the exercise of the Stock Option is subject to adjustment as herein set forth.

     3.  Exercise of Stock Option.
         ------------------------

         (a) Any time or from time to time prior to the expiration of the Stock Option, ASCI (or its designee) may exercise the Stock Option, in whole but not in part, if on or after the date hereof:

              (i) any Person other than Holding or ASCI or any of their respective "affiliates" (as defined in the Exchange Act) (a "Third Party"), will have:

                   (A)  commenced a bona fide tender offer or exchange offer for
                                    ---- ----
     any shares of Common Stock, the consummation of which would result in Beneficial Ownership by such Third Party (together with all such Third Party's affiliates and "associates" (as defined in the Exchange Act)) of 50% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis);

                   (B) acquired Beneficial Ownership of shares of Common Stock that, when aggregated with any shares of Common Stock already owned by such Third Party, its affiliates and associates, would result in the aggregate Beneficial Ownership by such Third Party, its affiliates and associates being 15% or more of the then outstanding voting equity of the Company (either on a primary or a fully diluted basis); provided, however, that
                                                     --------  -------
     "Third Party" for purposes of this clause (B) does not include any corporation, partnership, person other entity or group that Beneficially Owns more than 15% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis) as of the date hereof and that does not, after the date hereof, increase such ownership percentage by more than an additional 1% of the outstanding voting equity of the Company (either on a primary or a fully diluted basis);

                   (C) entered into an agreement with the Company that contemplates the acquisition of (x) assets constituting 15% or more of the total assets of the Company taken as a whole or (y) Beneficial Ownership of 15% or more of the outstanding voting equity of the Company;

              (ii)  any of the events described in Section 9. 1(e) of the Merger
                                                   ---------------
     Agreement that would allow Holding to terminate the Merger Agreement has occurred (but without the necessity of Holding having terminated the Merger Agreement); or

              (iii) there has been an Acquisition Proposal prior to the Outside Date (as the same may be extended), the Driver Meeting has not been held, Holding would be permitted to terminate the Merger Agreement pursuant to
     Section 9.1(b) and either Holding or the Company shall have terminated
     --------------
     the Merger Agreement pursuant to Section 9.1(b).
                                      --------------

              (iv) the Company shall have terminated the Merger Agreement pursuant to Section 9.01(g).
                 ---------------

         (b) In the event that ASCI wishes to exercise the Stock Option, ASCI shall give written notice (the "Option Notice", with the date of the Option Notice being hereinafter called the "Notice Date") to the Stockholder (with a copy to the Company) specifying the place and date (not earlier than three nor later than 20 Business Days from the Notice Date) for closing such purchase (a "Closing"). Upon the giving by ASCI to the Stockholder of the Option Notice and the tender of the aggregate Purchase Price (or the aggregate Base Amount and a written commitment to pay the aggregate Shared Excess Amount upon closing of the Acquisition Proposal) at the closing so specified, ASCI shall be deemed to be the holder of record of the shares of Company Common Stock purchased upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock shall not then be actually delivered to ASCI. ASCI's obligation to purchase the Shares upon any exercise of the Stock Option and the Stockholder's obligation to sell the Shares upon any exercise of the Stock Option are subject (at the election of ASCI and the Stockholder, respectively) to the conditions that (i) no preliminary or permanent injunction or other order against the purchase, issuance or delivery of the Shares issued by any federal, state or foreign court of competent jurisdiction will be in effect and (ii) any applicable waiting period under the HSR Act will have expired. ASCI's obligation to purchase the Shares upon exercise of the Stock Option is further subject (at ASCI's election) to the condition that there will have been no material breach of the representations, warranties, covenants or agreements of the Stockholder contained in this Agreement or of the Company contained in the Merger Agreement. Notwithstanding the foregoing, any failure by ASCI to purchase the Shares upon exercise of the Stock Option at any Closing as a result of the non-satisfaction of any of the foregoing conditions shall not affect or prejudice ASCI's right to purchase the Shares upon the subsequent satisfaction of such conditions. The Stockholder's obligation to sell the Shares upon exercise of the Stock Option are subject (at the Stockholder's election) to the further conditions that, during the time the Merger Agreement is or was in effect, there will have been no material breach of the representations, warranties, covenants or agreements of ASCI or Holding contained in this Agreement or the Merger Agreement, which breach has not been cured within 30 days of the receipt of written notice thereof from the Stockholder.

         (c) At the Closing, (i) the Stockholder shall deliver to ASCI the certificate or certificates representing the Shares in proper form for transfer upon exercise of the Stock Option in the denominations designated by ASCI in the Option Notice and (ii) ASCI shall pay the aggregate purchase price for the Shares by wire transfer of immediately available funds to an account designated in writing to ASCI within five days after execution of this Agreement in the amount equal to the product of the Purchase Price and the number of the Shares.

         (d) In the event that Holding or ASCI pays a price with an agreed upon aggregate per share value higher than $15.00 per share for shares of Company Common Stock under the Merger Agreement, the Base Amount shall be increased to equal such higher price.

         (e) The Stockholder has granted the Stock Option to ASCI in order to induce ASCI and Holding to enter into and consummate the transactions contemplated by the Merger Agreement.

     4.  Representations, Warranties and Covenants of the Stockholder.
         ------------------------------------------------------------

         (a)  Authority Relative to This Agreement. The Stockholder have all
              ------------------------------------
necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by ASCI and Holding, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

         (b)  No Conflict.  The execution and delivery of this Agreement by the
              -----------
Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act (as defined in the Merger Agreement)), any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the stockholder or by which any property or assets of the Stockholder is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder pursuant to, any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party (individually or collectively) or by which the Stockholder or any property or asset of the Stockholder is bound or affected.

         (c)  Title to the Shares.  As of the date hereof, the Stockholder is
              -------------------
the record and beneficial owner of that number of shares of Company Common Stock set forth beside the Stockholder's name on Exhibit A attached hereto, which are
                                           ---------
all the securities of the Company owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever (except for any encumbrance arising hereunder or under that separate Irrevocable Proxy and Voting Agreement with Holding and ASCI of even date herewith), and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to such shares. The Stockholder has the sole or shared right and power to vote and dispose of the shares of Company Common Stock. None of such shares of Company Common Stock are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer thereof, except as contemplated by this Agreement or by that separate Irrevocable Proxy and Voting Agreement with Holding and ASCI of even date herewith.

         (d)  Company Stock Options.  The Stockholder does not own, as of the
              ---------------------
date hereof, and will not acquire prior to the Effective Date, any Company Stock Options.

         (e)  Brokers.  No broker, finder or investment banker is entitled to
              -------
any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder (other than as expressly disclosed in the Merger Agreement relative to the fee payable by the Company with respect to the Merger).

         (f)  Pre-Closing Transfer Restrictions.  The Stockholder agrees that
              ---------------------------------
until the earlier of the Effective Date or the termination of this Agreement and except as contemplated hereby or in the separate Irrevocable Proxy and Voting Agreement with Holding and ASCI of even date hereof and in accordance with the terms and conditions of this Agreement, the Stockholder, directly or indirectly, will not (i) sell, hypothecate, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or create or permit to exist any security interest, lien, claim, pledge, right of first refusal agreement, charge or other encumbrance of any nature whatsoever (collectively, "Transfer"), or enter into any contract, option, put, call or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of the Shares to any Person, (ii) trade or take any position, hedge or otherwise, with respect to the Shares, (iii) enter into any voting agreement, arrangement or understanding, directly or indirectly, whether by proxy, voting agreement or otherwise, with respect to any of the Shares or deposit any Shares into a voting trust or (iv) take any action that would make any of the representations or warranties contained herein untrue or incorrect or have the effect of preventing or impeding the Stockholder from performing any of its
obligations under this Agreement.      Nothing herein shall prohibit the
conversion of the Shares by operation of law pursuant to a merger, share exchange or other comparable transaction approved by the Company's stockholders, with the understanding that upon such conversion, the provisions of Section 6 will be operative to extend the Stock Option, for the balance of the term of such Stock Option, to the other securities or property into which the Shares are so converted.

         (g)  Fiduciary Duty. Notwithstanding anything to the contrary contained
              --------------
in this Agreement, the Stockholder shall be free to act in his capacity as a member of the Board of Directors of the Company and to discharge his fiduciary duty as such.

     5.  Representations and Warranties of Holding and ASCI. Holding and ASCI
         --------------------------------------------------
hereby represent and warrant to the Stockholder, jointly and severally, as follows:

         (a)  Organization. Each of Holding and ASCI is a corporation duly
              ------------
organized, validly existing and in good standing under the laws of the State of Virginia, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform their respective obligations hereunder. The execution and delivery by Holding and ASCI of this Agreement and the performance by Holding and ASCI of their obligations hereunder has been duly and validly authorized by the Board of Directors of each of Holding and ASCI and no other corporate proceedings on the part of either are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         (b)  Corporate Authorization. This Agreement has been duly and validly
              -----------------------
executed and delivered by Holding and ASCI and constitutes a valid and binding agreement of each, enforceable against each in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (c)  No Conflicts. Except for filings, authorizations, consents and
              ------------
approvals as may be required under the HSR Act, the Exchange Act and the Securities Act (each as defined in the Merger Agreement) (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Holding and ASCI and the consummation by Holding and ASCI of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Holding and ASCI , the consummation by Holding and ASCI of the transactions contemplated hereby or compliance by Holding and ASCI with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Holding or ASCI, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either is a party or by which either or any of their respective properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to either or any of their respective properties or assets.

     6.  Adjustment Upon Changes in Capitalization. In the event of any change
         -----------------------------------------
in Company Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares of Company Common Stock or other securities or property subject to the Stock Option and the Purchase Price shall be appropriately adjusted and proper provision shall be made so that ASCI shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that ASCI would have received in respect of the Option Shares if the Stock Option had been exercised immediately prior to such event or the record date therefore, as applicable. Nothing contained in this Section 6 shall be deemed to authorize
                                         ---------
the Company to breach any provision of the Merger Agreement.

     7.  Termination. This Agreement shall terminate, and ASCI's right to
         -----------
exercise the Stock Option shall expire, on the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of this Agreement by the mutual written agreement of the parties, (iii) the termination of the Merger Agreement pursuant to Section 9.1(a), 9.1(b) (subject to clause (vii)), 9.1(c) or 9.1(h), or the termination by the Company of the Merger Agreement under Section 9.1(f), (iv) the first Business Day following the 120th day after the termination of the Merger Agreement pursuant to Section 9.1(d), but only if there has been an Acquisition Proposal prior to the Driver Meeting, (v) the first Business Day following the 120th day after the termination of the Merger Agreement pursuant to Section 9.1(e) or 9.1(g), (vi) the first Business Day following the 60th day after the termination by Holding of the Merger Agreement under Section 9.1(f), or (vii) the first Business Day following the 60th day after the termination of the Merger Agreement pursuant to
Section 9.1(b) provided that there has been an Acquisition Proposal prior to such termination and Holding would be permitted to terminate the Merger Agreement pursuant to Section 9.1(b).

     8.  Miscellaneous.
         -------------

         (a)  Expenses. Except as otherwise provided herein or in the Merger
              --------
Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         (b)  Further Assurances. The Stockholder, the Fontaine Trust,
              ------------------
Fontaine, ASCI and Holding will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         (c)  Specific Performance. The parties hereto agree that irreparable
              --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         (d)  Entire Agreement. This Agreement, together with a Irrevocable
              ----------------
Proxy and Voting Agreement dated of even date herewith, constitutes the entire agreement among Holding, ASCI, the Stockholder, the Fontaine Trust and Fontaine with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Holding, ASCI, the Stockholder, the Fontaine Trust and Fontaine with respect to the subject matter hereof.

         (e)  Assignment. This Agreement shall not be assigned by operation of
              ----------
law or otherwise, except that Holding and ASCI may assign all or any of their rights hereunder (but not their obligations hereunder) to any affiliate of ASCI or Holding.

         (f)  Obligations of Successors; Parties in Interest. This Agreement
              ----------------------------------------------
shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors, permitted assigns, heirs and beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (g)  Amendment; Waiver.  This Agreement may not be amended except by an
              -----------------
instrument in writing signed by the parties hereto.

         (h)  Severability.  If any term or other provision of this Agreement is
              ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         (i)  Notices.  All notices, requests, claims, demands and other
              -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, reputable overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.9):


     if to Holding or ASCI:

          Advance Stores Company, Incorporated
          5673 Airport Road
          Roanoke, Virginia 24012
          Attention:  Lawrence Castellani, Chief Executive Officer
          Telecopier:  (540) 561-1448

     with a copy to:

          Riordan & McKinzie
          300 S. Grand Avenue, 29th Floor
          Los Angeles, CA  90071
          Attn:  Richard J. Welch, Esq.
          Telecopier:  (213) 229-8550

     if to the Stockholder, the Fontaine Trust or Fontaine:

          Peter J. Fontaine
          41 Hilltop Lane
          Asheville, NC 28803
          Telecopier:  (828) 274-0109
     and

          Fontaine Industries Limited Partnership
          3305 W. Spring Mountain Rd. #60
          Las Vegas, NV 89012
          Attention:  Peter J. Fontaine

          (j)  Governing Law. The validity and interpretation of this Agreement
               -------------
shall be governed by the laws of the State of Florida, without reference to the conflicts of law principles thereof.

          (k)  Headings. The descriptive headings contained in this Agreement
               --------
are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (l)  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The signatures of the parties on this Agreement may be delivered by facsimile and any such facsimile signature shall be deemed an original.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

                         HOLDING:

                         Advance Holding Corporation


                         By:      /s/ Lawrence P. Castellani
                              -----------------------------------------
                              Name:  Lawrence P. Castellani
                              Title: Chief Executive Officer


                         ASCI:

                         Advance Stores Company, Incorporated


                         By:      /s/ Lawrence P. Castellani
                              -----------------------------------------
                              Name:  Lawrence P. Castellani
                              Title: Chief Executive Officer


                         STOCKHOLDER:

                         Fontaine Industries Limited Partnership

                         By:  Peter J. Fontaine Revocable Trust,
                              its general partner

                              By:      /s/ Peter J. Fontaine
                                   ------------------------------------
                                   Peter J. Fontaine, Trustee

                         FONTAINE TRUST:

                         Peter J. Fontaine Revocable Trust

                         By:      /s/ Peter J. Fontaine
                              -----------------------------------------
                              Peter J. Fontaine, Trustee


                         FONTAINE:

                                  /s/ Peter J. Fontaine
                               -----------------------------------------
                               Peter J. Fontaine, in his individual capacity

                                   EXHIBIT A

                                  STOCKHOLDER


---------------------------------------------------------------------------------------
                                            Shares Owned of        Shares Beneficially
Entity                                          Record                    Owned
---------------------------------------------------------------------------------------

Fontaine Industries Limited Partnership         4,021,509               4,021,509
---------------------------------------------------------------------------------------
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